UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 17, 2019

(Date of earliest event reported)

FEDNAT HOLDING COMPANY

(Exact name of Registrant as Specified in Its Charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL		33323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of FedNat Holding Company (the “Company”), the Company’s shareholders approved all of the matters proposed to the shareholders. A total of 11,036,287 of the Company’s outstanding shares of common stock, representing approximately 83.31% of the shares eligible to vote, were present or represented by proxy at the Annual Meeting, resulting in a quorum being present or represented at the Annual Meeting.

Set forth below are the number of votes cast for or against, and any abstentions or broker non-votes, as applicable, regarding each of the proposals voted on at the Annual Meeting:

	For	Against	Abstentions	Broker Non-Votes
1. Election of Directors:
Michael H. Braun	8,269,580	453,299	2,467	2,310,941
Jenifer G. Kimbrough	8,262,884	460,891	1,571	2,310,941
David W. Michelson	8,418,837	303,938	2,571	2,310,941
David K. Patterson	8,419,767	303,008	2,571	2,310,941
2. Non-binding advisory vote on the Company’s executive compensation.	8,166,061	469,441	89,844	2,310,941
3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.	10,876,926	25,139	134,222	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: October 21, 2019	By:	/s/ Ronald A. Jordan
Name: Ronald A. Jordan
Title: Chief Financial Officer
(Principal Financial Officer)